EXHIBIT 99.906CERT

SECTION 906 CERTIFICATION

I, J. Richard Atwood, Treasurer of FPA Paramount Fund, Inc. (“Fund”), certify that:

1.                                      The Fund’s periodic report on Form N-CSR for the period ended September 30, 2014 (“Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

November 21, 2014	/s/ J. RICHARD ATWOOD
(Date)	J. Richard Atwood, Treasurer

I, E. Lake Setzler III, Assistant Treasurer of FPA Paramount Fund, Inc. (“Fund”), certify that:

1.                                      The Fund’s periodic report on Form N-CSR for the period ended September 30, 2014 (“Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

November 21, 2014	/s/ E. LAKE SETZLER III
(Date)	E. Lake Setzler III, Assistant Treasurer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.